As filed with the Securities and Exchange Commission on August 16, 1995.

                                      REGISTRATION NO. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                               FORM S-3
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ______________________

                         COLONIAL GAS COMPANY
        (Exact name of registrant as specified in its charter)

          Massachusetts                        04-1558100
         (State or other                    (I.R.S. Employer
           jurisdiction                  Identification Number)
        of incorporation or
          organization)

     40 Market Street, Lowell, Massachusetts, 01852 (508) 458-3171 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        ______________________

                           DENNIS W. CARROLL
                     Vice President and Treasurer
                         Colonial Gas Company
                           40 Market Street
                      Lowell, Massachusetts 01852
                            (508) 458-3171
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

             Please send copies of all communications to:

  STANLEY KELLER, ESQ.                         DAVID P. FALCK, ESQ.
  Palmer & Dodge                   Winthrop, Stimson, Putnam & Roberts
  One Beacon Street                             One Battery Park Plaza
  Boston, Massachusetts 02108                 New York, New York 10004

                        ______________________

   Approximate date of commencement of proposed sale to the public:

     As soon as possible after the Registration Statement becomes effective.
                        ______________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.________

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. x



                   CALCULATION OF REGISTRATION FEE

    Title of each   Amount to    Proposed    Proposed   Amount of
      class of          be       maximum      maximum   registration
    securities to   registered   offering    aggregate      fee
    be registered               price per    offering
                                   unit      price (1)
                                  (1)(2)

   Secured Medium   $75,000,000     100%     $75,000,000  $25,862.07
   Term Notes

 (1) Estimated   solely  for  the  purpose  of   calculating   the
     registration fee.

 (2) Or, if any Secured Medium Term Notes are issued at an original issue discount, such greater principal amount as shall result
     in  an aggregate   offering price equal to $75,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




             Subject to completion, dated August 16, 1995

PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                               $75,000,000

                          COLONIAL GAS COMPANY

                   Secured Medium Term Notes, Series A
            Due from 9 months to 40 years from Date of Issue
                       _________________________

   Colonial Gas Company (the "Company") intends to offer, from time to time, up to $75,000,000 aggregate principal amount of its Secured Medium Term Notes, Series A (the "Notes") having various maturities from 9 months to 40 years from their dates of issue. The Notes will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will bear interest at a fixed rate to be determined by the Company at or prior to the sale thereof and set forth in a pricing supplement relating to the Notes (a "Pricing Supplement"). Interest rates may vary with each Note issued by the Company. Unless otherwise specified in the applicable Pricing Supplement, interest on the Notes will be payable semiannually on February 15 and August 15 of each year, and at maturity or, if applicable, upon redemption at the option of the Company.

  The Notes will be issued as a new series of First Mortgage Bonds under the Company's Second Amended and Restated First Mortgage Indenture and, pursuant to such Indenture, secured by a lien on certain property owned by the Company. See "Description of Notes."

   The aggregate principal amount, interest rate, purchase price, maturity and redemption, if applicable, and any other material financial terms not described herein of each Note will be set forth in the applicable Pricing Supplement.

   Each Note will be issued as a Book-Entry Note and will be represented by a Global Note registered in the name of The Depository Trust Company, as Depositary, or its nominee, unless otherwise specified in the applicable Pricing Supplement. Beneficial interests in a Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Owners of beneficial interests in a Global Note will not be considered holders thereof and will not be entitled to receive physical delivery of Notes in definitive form, except under circumstances described herein. See "Description of Notes - Book-Entry Notes."

                        ________________________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
            THIS PROSPECTUS OR ANY PRICING SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                Price to         Agents'           Proceeds to the
                 Public        Commission           Company (2)(4)
                  (1)            (2)(3)

Per Note          100%      .125% - .750%          99.875% - 99.250%

Total         $75,000,000  $93,750 - $562,500   $74,906,250 - $74,437,500


(1) Unless otherwise indicated in a Pricing Supplement, the Notes will be issued at 100% of their principal amount.

(2)   The Company will pay to an Agent a commission ranging from .125%
      to  .750% of the principal amount of any Note, depending on its stated maturity,  sold  through such Agent.  The Company also may  sell  the  Notes  to  an Agent at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale,
      as determined by such Agent.   Unless  otherwise  indicated  in a
      Pricing Supplement, any  Note  sold  to  an  Agent  as  principal will be purchased by such Agent at a price  equal  to  100%  of the principal amount thereof, less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by such Agent. The Notes may also be
      sold  by  the  Company  directly  to  investors,  in  which  case   no
      commission will be payable to any Agent.

(3) The Company has agreed to indemnify the Agents against civil liabilities, including liabilities under the Securities Act of 1933, as amended.

(4)   Before  deduction of expenses payable by the Company estimated  at
      $180,000.
                      ___________________________

   The Notes are being offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit purchases of the Notes. The Company reserves the right to sell the Notes directly to purchasers on its own behalf. The Company also may sell the Notes to the Agents acting as principal for resale to one or more purchasers. The Notes will not be listed on any securities exchange, and there can be no assurance that all or any portion of the Notes offered by this Prospectus will be sold or that there will be a secondary market for any of the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent that solicits any offer may reject such offer to purchase Notes, in whole or in part. See "Plan of Distribution."
                       ___________________________

Smith Barney Inc.  A.G. Edwards & Sons, Inc.   PaineWebber Incorporated
                       ___________________________

            The date of the Prospectus is __________ ___, 1995

IN CONNECTION WITH THE DISTRIBUTION OF NOTES UNDERWRITTEN BY AN AGENT ACTING AS PRINCIPAL, SUCH AGENT MAY OVERALLOT OR EFFECT TRANSACTIONS WITH A VIEW TO STABILIZING OR MAINTAINING THE MARKET PRICE OF THE NOTES AT LEVELS OTHER THAN THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                     AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, 500
W. Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The following documents heretofore filed with the Commission pursuant to the Exchange Act are hereby incorporated in this Prospectus by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

     2. The Company's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

  All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated in this Prospectus by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any other subsequently-filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to information and financial statements contained in one or more of the documents incorporated by reference herein. Accordingly, such information contained herein is qualified in its entirety by reference to such incorporated documents and should be read in conjunction therewith.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, including any beneficial owner, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than certain exhibits to such documents. Requests should be directed to Manager of Financial Services, Colonial Gas Company, 40 Market Street, Lowell, Massachusetts 01852 (Telephone: (508) 458-3171).



                          THE COMPANY

   The Company, a Massachusetts corporation formed in 1849, is primarily a regulated natural gas distribution utility that serves approximately 136,000 customers in 24 cities and towns located northwest of Boston, Massachusetts and on Cape Cod. Through its wholly-owned energy trucking subsidiary, Transgas Inc. ("Transgas"), the Company also provides over-the-road transportation of liquified natural gas, propane and other commodities. References in this Prospectus to the Company do not, unless otherwise required by the context, refer to or include Transgas.

   The Company's combined natural gas distribution service areas cover approximately 622 square miles and have a year-round population of approximately 500,000. The Company is currently serving approximately 48% of potential customers in its service areas. Of its 136,000 customers, approximately 90% are residential accounts. The Company added 4,456 firm customers in 1994. Approximately 55% of such growth resulted from new construction in its service areas and approximately
45% resulted from conversions to gas from other energy sources for existing homes and businesses.

   The address of the Company's principal executive office is  40
Market  Street,  Lowell,  Massachusetts 01852  (Telephone:  (508)
458-3171).



                 SELECTED FINANCIAL INFORMATION
                     (Dollars in thousands)


                                                       Twelve Months
                                 Year  Ended               Ended
                                 December 31,	       June 30, 1995

                            1992     1993     1994       (Unaudited)

Operating Revenues        $145,054 $166,261  $166,259     $154,216
Utility Operating Income  $ 17,151 $ 18,890  $ 17,517(a)  $ 17,152(a)
Net  Income               $ 10,643 $ 12,022  $ 11,009(a)  $  9,114(a)
Ratio   of  Earnings          3.08     3.18      2.92         2.38
to  Fixed  Charges(b)


                                                    June 30, 1995
                                                     (Unaudited)
Long-term Debt (excluding current portion)            $ 75,035
Common Equity                                          104,566
Total Capitalization                                  $179,601

__________________

      (a) Includes effect of a restructuring charge recorded in December 1994 in the amount of $1,965,000 after tax.

     (b) Ratios of Earnings to Fixed Charges for the years ended December 31, 1990 and 1991 were 1.74 and 2.31, respectively. Fixed charges include the financing costs of the Company's gas inventories which the Massachusetts Department of Public Utilities allows to be fully recovered through the Cost of Gas Adjustment Clause and which are reported in the Company's consolidated statement of income as cost of gas sold. Fuel financing costs were $1,078, $671, $433, $390, $504 and $636 for the years ended December 31, 1990, 1991, 1992, 1993 and 1994, and for the twelve months ended June 30, 1995, respectively.

                        USE OF PROCEEDS

  The net proceeds from the sale of the Notes offered hereby will be used for utility plant construction and, to the extent described in a Pricing Supplement, refunding of maturing long-term indebtedness, and for repayment of short-term bank debt incurred for such purposes.

                      DESCRIPTION OF NOTES

   The following statements are a summary only, do not purport to be complete, and are subject to the detailed provisions of the Second Amended and Restated First Mortgage Indenture dated as of June 15, 1992 between the Company and The First National Bank of Boston, as Trustee (the "Trustee"), and indentures supplemental thereto, including the supplemental indenture creating the Notes, the form of which is filed as an exhibit to the Registration
Statement of which this Prospectus is a part and to which reference is hereby made (collectively, the "Indenture"). This summary incorporates by reference the Indenture and is qualified in its entirety by such reference. Certain of the terms used below are used herein with the meanings ascribed to such terms by the Indenture.

General

   The  Notes will be issued as a new series of additional  First
Mortgage Bonds (the "Bonds") under the Indenture. The Notes will be limited in aggregate principal amount to $75,000,000.

  The Notes will be issued in fully registered form only, without coupons. The Notes will be issued in book-entry form (the "Book-
Entry Notes"). The denominations of Notes will be $1,000 and multiples thereof.

  The Notes will be offered on a continuing basis and will mature
from  nine  months to forty years from their issue  dates.   Each
Note will bear interest at a fixed rate. The Notes will not have any conversion rights.

   The Pricing Supplement relating to the Notes will describe the following terms: (i) the purchase price of such Notes which may be expressed as a percentage of the principal amount at which such Notes will be issued; (ii) the date on which such Notes will be issued; (iii) the date on which the principal of such Notes will become due and payable; (iv) the rate per annum at which such Notes will bear interest; (v) the date or dates from which any such interest shall accrue; (vi) the terms for redemption, if any; and (vii) any other terms of such Notes not inconsistent with the Indenture.

Payment of Principal and Interest

   The Notes will bear interest at a fixed rate from the later of their date of issue or the most recent date on which any interest has been paid or duly provided for at the fixed rate per annum specified therein and in the applicable Pricing Supplement, until the principal of such Notes is paid or made available for payment. Interest on the Notes will be payable semi-annually each February 15 and August 15 (unless otherwise indicated in the applicable Pricing Supplement) and at maturity or redemption. Each payment of interest will include interest accrued to but excluding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

   Principal of and interest on Notes will be paid in immediately available funds in the manner described below under "Book-Entry
Notes."   The  principal of and premium, if  any,
and interest at maturity on all Notes will be paid in immediately available funds to the holders of record of such Notes (which, in the case of a Global Note (as defined herein) representing Book-Entry
Notes, will be the Depositary (as defined herein) or its nominee) on the date of such payment as provided in the Indenture, provided that, in the case of Notes not represented by a Global Note, such Notes are presented to the Trustee in time for the Company to make such payments in such funds in accordance with its and the Trustee's normal procedures. The Company may use one or more paying agents.

Redemption

   To the extent set forth in the applicable Pricing Supplement, the Notes may be redeemable, at the option of the Company, in whole or in part, at the redemption prices set forth therein. The Notes are also subject to redemption at the principal amount thereof, in whole or in part, through the application of eminent domain moneys or proceeds of insurance arising from loss or casualty.

   Except as may otherwise be specified in the applicable Pricing Supplement, notice of redemption shall be published or mailed to the registered owners of the Notes to be redeemed at least 30 days but not more than 60 days prior to the redemption date.

Security

    The Indenture constitutes a first mortgage lien upon substantially all of the fixed property and franchises of the Company, consisting principally of gas distribution property, real estate and buildings, subject to permitted liens. The lien of the Indenture secures all Bonds (including the Notes) from time to time issued and outstanding under the Indenture, equally and ratably and without distinction as to series (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series). At June 30, 1995, the Company had $82,363,636 aggregate principal amount of Bonds outstanding, consisting of five separate series. These outstanding series of Bonds, and any future series of Bonds to the extent so designated at the time of their issue, are referred to in the Indenture as Prior Series Bonds, and as such are entitled, so long as they are outstanding, to approve certain actions and to waive certain restrictions under the Indenture.
Except to the extent described below under "Restrictive Covenants" or specified in a Pricing Supplement, the Notes will not be designated as Prior Series Bonds.

   The Indenture subjects to the lien thereof property of the character initially mortgaged which is subsequently acquired by the Company. Such after-acquired property may be subject to prior liens which are outstanding or created at the time of such acquisition in an amount not in excess of 60% of the cost or fair value, whichever is less, of such after-acquired property, subject to an overall limit on debt secured by such prior liens. The property excepted from the lien of the Indenture consists principally of: cash and securities (unless deposited with the Trustee); contracts, accounts receivable, leases and operating agreements; equipment, spare parts, tools, materials, supplies and fuel held for sale, lease, use or distribution in the ordinary course of business of the Company; vehicles; leasehold interests and leasehold improvements; and other real and personal property which is not an integral part of the gas distribution operations of the Company. Neither the capital stock of Transgas nor any assets of Transgas are subject to the lien of the Indenture.

   The Company's principal plants and properties, insofar as they constitute real estate, are owned in fee; certain other facilities of the Company are located on premises held by the Company under leases, permits or easements; and the Company's gas distribution systems (which constitute a substantial portion of the Company's investment in physical property) are for the most part located under highways, streets, other public places or property owned by others for which permits, grants, easements, licenses or franchises (deemed satisfactory but without examination of underlying land titles) have been obtained.

   The Indenture provides that the Trustee shall have a lien on the mortgaged property, prior to the Bonds, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities.

Issuance of Additional Bonds

  The maximum principal amount of Bonds which may be issued under the Indenture is not limited. Additional Bonds of any series may be issued from time to time, upon meeting the requirements of the Indenture, in principal amounts equal to:

(1) 60% of the lesser of the cost or fair value of the net amount of additional property not previously funded, which means, in general terms, the fixed assets of the Company constituting "gas utility property" less any retirements;

(2)   the principal amount of Bonds which have been  or  are
      then  being  retired,  and which have  not  previously  been
      funded,   plus  certain  excess  sinking  fund  and  similar
      payments; or

(3) the amount of cash deposited with the Trustee for such purpose up to a maximum of $2,000,000 of cash held by the Trustee at any time.

   In order to issue Bonds based on additional property or cash, the Company must have net earnings during a 12 month period equal to at least twice the annual interest payments on all outstanding Bonds (including the Bonds proposed to be issued) and any other debt secured by a lien equal or superior to the lien of the Indenture, and at least 90% of the required net earnings must be from the Company's gas utility operations. This net earnings requirement also must be met for the issue of Bonds based on retired Bonds unless the Bonds being issued bear interest at a rate no higher than the retired Bonds or are issued no later than 3 years after the stated maturity of the retired Bonds.

   In addition to the foregoing, without the approval of the holders of 66 2/3% of the outstanding principal amount of each series of Prior Series Bonds, secured long-term debt of the Company, which would include Bonds with a maturity of more than one year, may not exceed 55% of the total capitalization of the Company. Total capitalization consists of long-term debt, preferred stock and common equity of the Company.

   The  Company expects to issue the Notes primarily on the basis
of  additional  property.   At July 31,  1995,  the  Company  had
approximately $69,920,000 net amount of additional property and $10,548,864 of retired Bonds, entitling it in accordance with the provisions of the Indenture to issue approximately $52,500,000 of additional Bonds.

Release of Property

   The Indenture provides for the release of property of the Company from the lien of the Indenture under various circumstances, so long as no default exists, based, in most circumstances, on the net proceeds received in connection with the disposition of the property being applied to acquire other gas utility property of at least equal value which becomes subject to the lien of the Indenture on being deposited with the Trustee.

Restrictive Covenants

   The Indenture contains the following covenants for the benefit of the holders of all Bonds:

     Limitation on Encumbrances. The Company will not create or suffer any other encumbrance or lien upon the property subject to the lien of the Indenture except (i) certain routine permitted liens; (ii) liens on after-acquired property which do not exceed 60% of the cost or fair value, whichever is less, of the acquired property and which existed at the time of acquisition or were contemporaneously created to secure the purchase price, provided that such liens may not, except in certain circumstances, exceed 15% of the principal amount of outstanding Bonds without the consent of the holders of at least 66 2/3% of the principal amount of outstanding Bonds; and (iii) liens on after-acquired property acquired through a sale and leaseback transaction which complies with the debt restrictions described below.

     Reserve  for  Depreciation.  The Company  will  maintain  an annual  reserve  for depreciation of not less than  2%  of  its
  depreciable   property  (excluding  certain  discontinued   gas
  manufacturing facilities).

   The  Indenture also provides that, so long as any Prior Series
Bonds are outstanding, the Company will not, without the consent of the holders of at least 66 2/3% of the principal amount of each series of Prior Series Bonds then outstanding:

     Dividend Restrictions. Make any restricted distributions to common stockholders unless the sum of restricted payments made on or after January 1, 1992 will not exceed 100% of the Company's net income available for common dividends from that date (reduced by certain stock repurchases in excess of net proceeds of stock sales), plus an amount which starts at $8,000,000 and increases to $12,500,000 when certain series of Prior Series Bonds cease to be outstanding.

     Debt Restrictions. Incur (i) any indebtedness for money borrowed unless all indebtedness for money borrowed (taking into account the proposed transaction) would not exceed 63% of the sum of short-term debt plus total capitalization of the Company or (ii) any secured long-term debt unless all secured long-term debt (taking into account the proposed transaction) would not exceed 55% of total capitalization. The foregoing restrictions would apply to the issuance of additional Bonds under the Indenture.

     Operating Lease Restrictions. Become liable as lessee or purchaser under any operating lease or installment purchase contract having a term of more than 3 years if the aggregate payments under all such operating leases and contracts in any 12 month period would exceed 3% of total capitalization of the Company. The determination of the status of leases in existence on December 31, 1991 as operating or capital leases is made as of that date.

  For purposes of the debt restrictions above, but not otherwise, the Notes will be considered Prior Series Bonds.

Events of Default

   The Indenture provides generally that the following events constitute a default: (i) failure by the Company to pay the principal of any Bond when due; (ii) failure by the Company to pay interest on any Bond for a period of ten days after such payment is due; (iii) failure of the Company to pay any sinking, replacement or analogous fund installment when due; (iv) breach of certain representations, warranties and covenants of the Company (in the case of certain covenants, after a 30 day grace period); (v) failure to pay certain other indebtedness or failure to perform any covenant with respect to such indebtedness after any applicable grace period, the effect of which causes, or permits the holders thereof to cause, such indebtedness in an amount in excess of 3/4 of 1% of tangible net worth of the Company to become due prior to its stated maturity or permits the holders of such indebtedness to elect a majority of the board of directors of the Company; (vi) failure to perform any covenant relating to preferred stock of the Company, the effect of which would require, or permit the holders thereof to require, the Company to redeem such preferred stock prior to any mandatory redemption date; (vii) a final judgment against the Company in a specified material amount which remains unstayed for more than 60 days; and (viii) certain events of bankruptcy, insolvency and reorganization of the Company. The failure of the Company to redeem the Series CE Bonds at the request of the original owner of those Bonds in the event of a change of control of the Company (as defined in the supplemental indenture providing for the issue of Series CE Bonds) is also a default under the Indenture.

  If a default exists, the Trustee may and, at the request of the
holders  of  at  least  25%  of  the  principal  amount  of   the
outstanding  Bonds,  shall  declare  all  of  the  Bonds  to   be
immediately due and payable, subject to the right of the holders of a majority of the principal amount of the outstanding Bonds to
rescind  such  declaration if the default has  been  cured.   The
holders of at least 66 2/3% of the principal amount of the outstanding Bonds (including at least 60% in principal amount of Bonds of any Prior Series specially affected) may waive any
default  except  a  payment default or a lien  default.   Upon  a
default,  all  outstanding  Bonds  generally  share  ratably   in
accordance with the principal, premium, if any, and interest then
owing on such outstanding Bonds.   In addition to principal and
interest, the Indenture provides that the holders of the Series CE and CH Bonds are entitled to receive upon default, a make-whole premium.

   Subject to provision for indemnification of the Trustee, the holders of a majority in principal amount of outstanding Bonds have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under the Indenture. No holder of any Bond will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of an existing default and unless also the holders of at least 25% in principal amount of the outstanding Bonds shall have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall have failed to institute such proceeding within 30 days. However, the holder of any Bond will have an absolute right to receive payment of the principal of and premium, if any, and interest on such Bond on or after the due dates and to institute suit for the enforcement of any such payment.

  The Indenture requires the Company to certify to the Trustee at the time of the issuance of any Bonds whether there is a default in the performance or observance of any provision of the Indenture. The Indenture also requires an annual opinion of counsel as to the maintenance of the lien of the Indenture.

Modification of the Indenture

  Modification and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of at least 66 2/3% in principal amount of the outstanding Bonds of all series affected thereby and of each series affected thereby in a manner different than other affected series; provided, however, that no such modification or amendment may (i) without the consent of the holder of a Bond, affect or impair the obligation of the Company in respect of the principal of or premium and interest on such Bond or change the amount or rate or extend the time of such payment, or (ii) without the consent of the holders of all Bonds outstanding, reduce the percentage required for a modification or amendment or the creation, except as authorized, of a lien prior to or on a parity with the lien of the Indenture.

   The Company and the Trustee may agree to certain routine modifications and amendments of the Indenture without the consent of the holders of the Bonds, including modifications in regard to matters arising under the Indenture as may be necessary or desirable and not inconsistent with the security and protection intended to be conferred upon the Trustee and the Bondholders.

Satisfaction and Discharge of the Indenture

  The Indenture provides that when, among other things, all Bonds not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within seven months, or (iii) are to be called for redemption within seven months, and the Company deposits or causes to be deposited with the Trustee a sum sufficient to pay the whole amount of the principal of and premium, if any, and interest due or to become due on the Bonds, then the Indenture will cease to be of further effect (except as to the Company's obligations to compensate, reimburse and indemnify the Trustee pursuant to the Indenture and certain other obligations), and the Company will be deemed to have satisfied and discharged the Indenture.

Consolidation, Merger and Sale of Assets

   The Indenture does not prevent the consolidation or merger of the Company with or into any other corporation, or the merger into the Company of any other corporation, or the sale or lease by the Company of its assets substantially as an entirety, provided that (i) any consolidation, merger, sale or transfer shall be on terms that do not impair the lien of the Indenture or any of the rights or powers of the Trustee or the holders of the Bonds; (ii) the successor corporation shall expressly assume the due and punctual payment of the Bonds and the observance and performance of all covenants, conditions and provisions of the Indenture; (iii) immediately after a merger or consolidation, the surviving corporation shall be in compliance with the provisions of the Indenture in all material respects; and (iv) so long as the Series CH Bonds are outstanding, the successor corporation shall be able to incur $1.00 of additional indebtedness for borrowed money. See "Restrictive Covenants."

Book-Entry Notes

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in book-entry form ("Book-Entry Notes"). Upon issuance, all Book-Entry Notes having identical terms and provisions will be represented by a single global security (each, a "Global Note"). Unless otherwise specified in a Pricing Supplement, each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary"), and registered in the name of a nominee of the Depositary. Except as set forth below, a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.

   The Depositary has advised the Company and the Agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

    Upon the issuance of Book-Entry Notes by the Company represented by a Global Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Agent through or by which such Book-Entry Notes are sold. Ownership of beneficial interests in a Global Note will be limited to participants or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a Global Note will be evidenced only by, and the transfer of any such ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Note. Ownership of beneficial interests in such a Global Note by persons that hold through participants will be evidenced only by, and the transfer of any such ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

   So long as the Depositary, or its nominee, is the registered owner of a Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note representing Book-Entry Notes will not be entitled to have such Book-Entry Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture or such Global Note. The Company understands that, under existing industry practice, in the event that the Company requests any action of holders of Book-Entry Notes or an owner of a beneficial interest in a Global Note desires to take any action that the Depositary, as the holder of such Global Note, is entitled to take, the Depositary would authorize the participants to take such action and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   Payments of principal, interest and premium, if any, on the Book-Entry Notes represented by one or more Global Notes will be made by the Company through the Trustee to the Depositary, or its nominee, as the case may be, as the registered owner of such Global Note or Notes. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal, interest and premium, if any, in respect of a Global Note, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in a Global Note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

   The  Company will issue Notes in certificated form in exchange for Global Notes representing Book-Entry Notes only if (i) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (ii) the Company at any time determines not to have Book-Entry Notes represented by one or more Global Notes, or (iii) a default under the Indenture has occurred and is
continuing.   In  any  such instance, an owner  of  a  beneficial
interest in any Global Note will be entitled to physical delivery of Notes in certificated form which are equal in principal amount to such beneficial interest and to have such Notes registered in its name. Such Notes so issued will be issued in registered form only without coupons and in denominations of $1,000 and multiples thereof. If notes are issued in certificate form, the Company will execute a supplemental indenture providing for such certificates and, among other things, establishing appropriate record dates for the payment of interest.

   The  information  above  concerning  the  Depositary  and  the
Depositary's  book-entry  system  has  been  obtained  from   the
Depositary.   None  of the Company, the Trustee  or  the  Agents
takes responsibility for the accuracy or completeness thereof.


  None of the Company, the Trustee or any agent for payment on or registration of transfer or exchange of any Global Note will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Concerning the Trustee

   The First National Bank of Boston, as Trustee under the Indenture, is the trustee for Bonds of the Company currently outstanding under the Indenture. It has from time to time and may continue to provide loans to the Company in the ordinary course of business.

                   CERTAIN TAX CONSIDERATIONS

   The following summarizes certain United States Federal income tax considerations that may be relevant to a holder of Notes and is based on laws, existing Treasury regulations, rulings, judicial decisions and other authorities as of the date hereof, all of which are subject to change. Prospective investors should consult their own tax advisors in determining their tax consequences from purchasing, holding or disposing of Notes, including the application to their particular situations of the tax considerations discussed below, and in determining the application of state, local or other tax laws as well as prospects for changes in Federal income tax laws or interpretations.

   Payments of interest on a Note (other than an OID Note, as discussed below) will generally be taxable to a holder as gross income at the time it is paid or accrued in accordance with the holder's method of tax accounting. A Note may be issued for an amount less than its stated redemption price at stated maturity, and that difference may give rise to original issue discount ("OID"). Notes issued with OID are referred to as "OID Notes." Holders of OID Notes should be aware that they must, in general, include OID income on an accrual method, i.e., in advance of the related cash payments. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be an OID Note.

                      PLAN OF DISTRIBUTION

   Under the terms of a Distribution Agreement between the Agents and the Company, the Notes are being offered on a continuing basis by the Company through the Agents, which have agreed to use their reasonable efforts to solicit offers to purchase the Notes. The Notes will be issued at 100% of the principal amount thereof, unless otherwise indicated in the applicable Pricing Supplement. The Company will pay to the Agents a commission of from .125% to
 .750% of the principal amount of each Note, depending on its maturity, sold through the Agents. The Company has reserved the right to appoint other agents, upon 30 days' prior written notice to the Agents, but only if such other agent agrees to be bound by the terms of the Distribution Agreement; any such other agents will be named in the appropriate Pricing Supplement. The Company and the Agents will have the right to accept offers to purchase Notes and may reject any such offer, in whole or in part.

   The Company also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent. An Agent may resell a Note purchased by it as principal to another broker-dealer at a discount, provided such discount does not exceed the commission or discount received by such Agent from the Company in connection with the original sale of such Note. The Company may also sell Notes directly to investors on its own behalf at a price to be agreed upon at the time of sale. In the case of sales made directly by the Company, no commission or discount will be paid or allowed.

   The Notes will not have an established trading market when issued and will not be listed on any securities exchange. The Agents may make a market in the Notes but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any Notes or that any Notes will be sold.

   The Agents, whether acting as agent or principal, and dealers to which the Agents may sell for resale to investors or other purchasers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof. The Company also has agreed to reimburse the Agents for certain expenses.

   The Agents have in the past performed, and in the future may perform, various services for the Company in the ordinary course of business.

                         LEGAL OPINIONS

   The validity of the Notes will be passed upon for the Company by Palmer & Dodge, counsel to the Company, One Beacon Street, Boston, Massachusetts, and certain legal matters will be passed upon for the Agents by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York.

                            EXPERTS

    The financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference in this Prospectus and in the Registration Statement, have been audited by Grant Thornton LLP, independent auditors, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.






No  dealer, salesperson or any
other    person    has    been
authorized   to    give    any
information  or  to  make  any              $75,000,000
representation  not  contained
in  this Prospectus (including
any    accompanying    Pricing              Colonial Gas
Supplement) and, if  given  or                Company
made,   such  information   or
representation  must  not   be            ________________
relied  upon  as  having  been
authorized  by the Company  or
by  any  of the Agents.   This
Prospectus   (including    any          SECURED MEDIUM TERM
accompanying           Pricing            NOTES, SERIES A
Supplement)      does      not
constitute an offer to sell or
a solicitation of any offer to            ________________
buy   any  of  the  securities
offered  hereby or thereby  in
any jurisdiction to any person               PROSPECTUS
to whom it is unlawful to make
such     offer     in     such
jurisdiction.    Neither   the            _______ __, 1995
delivery of this Prospectus by
the  Company  or  any  of  the
Agents   nor  any  sale   made           Smith Barney Inc.
hereunder  shall,  under   any
circumstances,   create    any       A.G. Edwards & Sons, Inc.
implication  that  there   has
been  no change in the affairs        PaineWebber Incorporated
of  the Company since the date
hereof or that the information
contained  or incorporated  by
reference herein is correct as
of  any time subsequent to its
date.



       _______________

      TABLE OF CONTENTS

                          Page

Available Information
Incorporation of Certain
Information by Reference
The Company
Selected Financial Information
Use of Proceeds
Description of Notes
Certain Tax Considerations
Plan of Distribution
Legal Opinions
Experts

PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.

      Expenses of the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission, are estimated (except as noted below) to amount to the following:

     Registration Fee (actual)                                $ 25,862
     Printing							 2,000
     Legal services and expenses				70,000
     Accounting fees and expenses				12,000
     Blue Sky fees and expenses                                  3,000
     Rating agency fees						57,500
     Charges of trustee, transfer agent and registrar		 5,000
     Miscellaneous						 4,638

         Total                                                $180,000


Item 15.    Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws (made applicable to the registrant by Section 4 of Chapter 164) authorizes the registrant to indemnify directors and officers to the extent provided by its articles of organization or a by-law or vote adopted by the stockholders. Pursuant to that authority, the registrant's By-laws provide that, subject to the limitations of Section 67, the Company will indemnify each person who may serve or who has served at any time as a director or officer of the Company or of any of its subsidiaries, or who at the request of the Company may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the Company or the proceeding seeks a declaratory judgment regarding his own conduct); provided that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the Company, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification includes payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without regard to the financial ability of such person to make repayment. The indemnification provided by the Company's By-laws is expressly not exclusive of any other rights to which a director or officer may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

     The Company's Restated Articles of Organization eliminate directors' personal liability to the Company and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violations of the corporate statutory limitations on distributions to stockholders or loans to insiders, and (iv) transactions from which the director derived an improper personal benefit.

     The Company maintains an insurance policy for itself and its directors and officers covering certain liabilities which may arise as a result of actions or omissions of such directors and officers.

     The Distribution Agreement provides that each of the Agents named therein will indemnify the Company's directors, the officers who sign this Registration Statement and certain controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933.


Item 16.    Exhibits

     The following designated exhibits are, as indicated below, either filed herewith or have been heretofore filed with the Securities and Exchange Commission and are incorporated herein by reference.

     Exhibit                Exhibit
     Number                Reference

       1    Form of Distribution Agreement.       Filed herewith as
                                                  Exhibit 1.

       4a   Restated Articles of Organization    Incorporated herein
            Colonial Gas Company, dated April     by reference.
            19, 1989, as amended on July 16,
            1992 and supplemented by a
            certificate of vote of Directors
            establishing a series of a class of
            stock filed on November 30, 1993,
            filed as Exhibit 3(a) to Form 10-K
            of the Registrant for the year ended
            December 31, 1993.

       4b   By-Laws of Colonial Gas Company, as   Incorporated herein
            amended to date, filed as Exhibit     by reference.
            3(b) to Form 10-K of the Registrant
            for the year ended December 31,
            1993.

       4c   Second Amended and Restated First     Incorporated herein
            Mortgage Indenture, dated as of June  by reference.
            15, 1992, filed as Exhibit 4(b) to
            Form 10-Q of the Registrant for the
            quarter ended June 30, 1992.

       4d   First Supplemental Indenture, dated   Incorporated herein
            as of June 15, 1992, filed as         by reference.
            Exhibit 4(c) to Form 10-Q of the
            Registrant for the quarter ended
            June 30, 1992.

       4e   Action substituting The First         Filed herewith as
            National Bank of Boston as Trustee.   Exhibit 4e.

       4f   Form of Second Supplemental           Filed herewith as
            Indenture, dated as of August 1,      Exhibit 4f.
            1995 relating to the Secured Medium
            Term Notes, Series A.

       4g   Form of Secured Medium Term Note,     Included in Exhibit
            Series A.                             4f.

       5    Opinion of Palmer & Dodge as to the   Filed herewith as
            legality of the securities.           Exhibit 5.

       12   Statement re:  Computation of Ratio   Filed herewith as
            of Earnings  to Fixed Charges.        Exhibit 12.

      23a   Consent of Grant Thornton LLP.        Filed herewith as
                                                  Exhibit 23a.

      23b   Consent of Palmer & Dodge.            Included in Exhibit
                                                  5.

       25   Statement of Eligibility of Trustee   Filed herewith as
            on Form T-1.                          Exhibit 25.

     Item 17.    Undertakings

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on this 16th day of August, 1995.

                                COLONIAL GAS COMPANY


                                   F. L. Putnam, III, President
                                   and Chief Executive Officer



                             Power of Attorney

          We, the undersigned officers and directors of Colonial Gas Company, hereby severally constitute and appoint Dennis W. Carroll and Timothy A. Clark and each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof. Witness our hands and common seal on the dates set forth below.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Officers:

              Principal Executive Officer:       Date:


              F. L. Putnam, III, President and   August 16, 1995
              Chief Executive Officer

              Principal Financial Officer:

              Nickolas Stavropoulos,             August 16, 1995
              Executive Vice President-Finance,
              Marketing and Chief Financial Officer

              Principal Accounting Officer:

              Dennis W. Carroll, Vice President   August 16, 1995
              and Treasurer


                               FORM S-3


        Directors:                                 Date:

          V.W. Baur                               August 16, 1995

          A.C. Dudley                             August 16, 1995

          J.P. Harrington                         August 16, 1995

          H.C. Homeyer                            August 16, 1995

          R.L. Hull                               August 16, 1995

          D.H. LeVan, Jr.                         August 16, 1995

          K.R. Lydecker                           August 16, 1995

          F.L. Putnam, Jr.                        August 16, 1995

          F.L. Putnam, III                        August 16, 1995

          J.F Reilly, Jr.                         August 16, 1995

          A.B. Sides, Jr.                         August 16, 1995

          M.M. Stapleton                          August 16, 1995

          N. Stavropoulos                         August 16, 1995

          C.O. Swanson                            August 16, 1995

          G.E. Wik                                August 16, 1995



                               EXHIBIT INDEX


        Exhibit                                                  Page
          No.    Description


           1     Form of Distribution Agreement

           4a Restated Articles of Organization of Colonial Gas Company, dated April 19, 1989, as amended on July 16, 1992 and supplemented by a certificate of vote of Directors establishing a series of class stock filed on November 30, 1993, filed as Exhibit 3(a) to Form 10-K of the Registrant for the year ended December 31, 1993

           4b By-Laws of Colonial Gas Company, as amended to date, filed as Exhibit 3(b) to Form 10-K of the Registrant for the year ended December
                 31, 1993

           4c    Second Amended and Restated First Mortgage
                 Indenture, dated as of June 15, 1992, filed
                 as Exhibit 4(b) to Form 10-Q of the
                 Registrant for the quarter ended June 30,
                 1992

           4d    First Supplemental Indenture, dated as of
                 June 15, 1992, filed as Exhibit 4(c) to Form
                 10-Q of the Registrant for the quarter ended
                 June 30, 1992

           4e Action substituting the First National Bank of Boston as Trustee

           4f Form of Second Supplemental Indenture, dated as of August 1, 1995, related to the Secured
                 Medium Term Notes, Series A

           4g    Form of Secured Medium Term Note, Series A

           5 Opinion of Palmer & Dodge as to the legality of the securities

           12    Statement re: Computation of Ratio of
                 Earnings to Fixed Charges

          23a    Consent of Grant Thornton LLP

          23b    Consent of Palmer & Dodge

           25    Statement of Eligibility of Trustee on Form T-
                 1


                [END OF FORM S-3]